Exhibit 23.1

                       LAWRENCE SCHARFMAN & CO., CPA P.A.
                               7104 CORNING CIRCLE
                             BOYNTON BEACH, FL 33437
                        (561) 733-0296 fax (561) 740-0613

To Whom It May Concern:

The firm of Lawrence Scharfman, Certified Public Accountant, consents to the inclusion of the Financial Statements of Sienna Resources, Inc. as of March 31, 2008, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.

Very Truly Yours,


/s/ Lawrence Scharfman
---------------------------------
Lawrence Scharfman, CPA

June 26, 2008